Exhibit 99.1

Fitbit Reports Second Quarter Results for the Three Months Ended July 4, 2020

•Revenue of $261 million, GAAP Net Loss Per Share of $(0.39), Non-GAAP Net Loss Per Share of $(0.12)
•GAAP and Non-GAAP gross margins expand driven by 102% year-over-year growth in Fitbit.com sales

SAN FRANCISCO — August 5, 2020 - Fitbit, Inc. (NYSE:FIT) today reported revenue of $261 million, GAAP net loss per share of $(0.39), non-GAAP net loss per share of $(0.12), GAAP net loss of $(104) million, non-GAAP net loss of $(32) million, cash flow from operations of $33 million, and non-GAAP free cash flow of $28 million for its second quarter of 2020.

“We have been focused on helping our community stay physically active and mentally well during the pandemic. In this uncertain COVID-19 environment, we are seeing consumers turn to options that enable them to take charge of their health, such as Fitbit devices. In addition, many customers have taken advantage of Fitbit’s free premium trial offering and signed up for our subscription service,” said James Park, co-founder and CEO. “While COVID-19 has impacted our business and there continues to be uncertainty around consumer demand and the economy, we are encouraged by the 12% year-over-year POS sales growth we’ve seen at retail and through Fitbit.com.”

Second Quarter 2020 Financial Summary

	For the Three Months Ended		For the Six Months Ended
In millions, except percentages and per share amounts	July 4, 2020	June 29, 2019	July 4, 2020	June 29, 2019
GAAP Results
Revenue	$261.3	$313.6	$449.4	$585.4
Gross Margin	35.6%	34.5%	32.9%	33.8%
Net loss	$(104.1)	$(68.5)	$(83.8)	$(148.0)
Net loss Per Share	$(0.39)	$(0.27)	$(0.31)	$(0.58)
Non-GAAP Results
Gross Margin	37.6%	35.6%	35.2%	34.9%
Net loss	$(31.5)	$(35.8)	$(96.1)	$(73.8)
Net loss Per Share	$(0.12)	$(0.14)	$(0.36)	$(0.29)
Adjusted EBITDA	$(31.8)	$(30.8)	$(107.3)	$(74.0)
Devices Sold	2.5	3.5	4.6	6.5

For additional information regarding the non-GAAP financial measures, see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Second Quarter 2020 Financial Highlights
•Sold 2.5 million devices, down 30% year-over-year, driven by the introduction of one new product in the first half of 2020 versus four new products in the first half of 2019. Average selling price increased 16% year-over-year to $100 per device. The year-over-year price increase was driven primarily by the higher percentage of sales through the Fitbit.com channel, which grew 102% year-over-year to $66 million of sales.
•U.S. revenue represented 63% of total revenue or $165 million, down 9% year-over-year.

•International revenue represented 37% of total revenue and declined 27% to $97 million: EMEA revenue declined 17% to $72 million, APAC revenue declined 47% to $14 million and Americas excluding U.S. revenue declined 45% to $10 million, (all on a year-over-year basis).
•New devices introduced in the past 12 months, Fitbit Charge 4™, Fitbit Versa 2™, and Fitbit Aria Air™, represented 71% of revenue.
•GAAP gross margin was 35.6% and non-GAAP gross margin was 37.6%. GAAP gross margin increased 120 basis points and non-GAAP gross margin increased 200 basis points year-over-year driven by higher average selling price, the mix shift to Fitbit.com and growth of premium revenue, as well as $9 million decrease in excess and obsolete inventory write-downs.
•GAAP operating expenses represented 70.5% of revenue, increasing 3% year-over-year to $184 million driven by costs related to the pending acquisition by Google LLC; non-GAAP operating expenses represented 54.6% of revenue, decreasing 11% year-over-year to $143 million driven by lower marketing costs and lower customer service costs.

Second Quarter 2020 Operational Highlights
•Consumer demand for Fitbit devices was strong in the second quarter with POS up 12% in the second quarter. This was driven by 34% growth in smartwatch sales, led by sales of Versa 2.
•Revenue lagged POS sales driven by a large reduction in channel inventory. Global inventory in the channel declined by approximately one million units.
•Smartwatches represented 40% of revenue, trackers represented 56% of revenue and non-device software offerings were 4% of revenue. Tracker sales benefited from the introduction of Charge 4 in the first quarter of 2020. Non-device revenue grew 195% year-over-year driven by the growth of our consumer premium health offering.
•Following the introduction in the first quarter of 2020 of a 90-day free trial offering of Fitbit Premium to give users more tools to stay healthy during COVID-19, we began to see healthy levels of conversion from free to paid users. Fitbit ranked as a top 10 paid app within the Health & Fitness category on both Google Play and the iOS Store in the United States in the second quarter and now ranks as the number one paid app in the U.S. in Google Play and top five in the iOS store.
•Our Fitbit Health Solutions business was negatively impacted by COVID-19 and represented 7% of revenue, or $17 million.
•We introduced a COVID-19 resource tab in our free app that provides access to helpful information, tools, and resources, such as connecting with a doctor virtually.
•We announced a broader research effort in coordination with health industry leaders like Stanford Medicine and The Scripps Research Institute, to study how data from wearables can detect, track, and contain infectious diseases like COVID-19.
•We developed a high-quality, low-cost, easy to use emergency ventilator, Fitbit Flow, which has obtained Emergency Use Authorization from the U.S. Food and Drug Administration, to help address urgent global needs during COVID-19.

COVID-19-Related Impact to Financials
•Our business during the second quarter of 2020 was negatively impacted by the outbreak of COVID-19, which has caused disruptions in the development, manufacture, shipment, and sales of our products.
•We maintained the COVID-19 credit allowance of $6 million during the second quarter of 2020.
•The current circumstances are dynamic and unprecedented, and the impacts of COVID-19 on our business operations, including the duration and severity of the effect on overall consumer demand, cannot be predicted. However, we expect COVID-19 and associated mitigation efforts to continue to have a significant negative impact on our results in 2020, including our liquidity, although the nature and extent will depend on future developments that are evolving and highly uncertain.

Additional Highlights and Information
•Fitbit announced its entry into a Merger Agreement with Google on November 1, 2019. Upon close of the all-cash transaction, which is subject to customary closing conditions, Fitbit stockholders will receive $7.35 per share in cash, valuing the company at a fully diluted equity value of approximately $2.1 billion.
•Fitbit stockholders approved the transaction on January 3, 2020.
•Regulatory review of the transaction is ongoing. On August 4, 2020, the European Commission announced it has initiated a Phase II review of the transaction. The duration of a Phase II review cannot be foreseen with certainty. While we still expect Fitbit and Google to secure the necessary regulatory approvals and to close the transaction in 2020, the time frame may extend beyond that. Moreover, the extent to which COVID-19 may impact the timing of receipt of these approvals is uncertain and cannot be predicted. Prior to closing, we do not expect to provide additional updates on the regulatory process other than during the release of future earnings reports.
•Due to the pending acquisition by Google, Fitbit does not plan to host an earnings conference call nor provide next-quarter or full-year guidance.

Forward Looking Statements
This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: our ability to develop innovative products and services that can help people during the COVID-19 pandemic; any statements regarding the anticipated impact of COVID-19 on our business; the expected timing of the completion of the transaction with Google; the ability of Google and us to complete the proposed transaction considering the various conditions to the transaction, some of which are outside the parties’ control, including those conditions related to regulatory approvals; any statements concerning the expected development or competitive performance relating to Fitbit’s products and services; and any statements of assumptions underlying any of the foregoing. A number of important factors and uncertainties could cause actual results or events to differ materially from those described in these forward-looking statements, including without limitation: the impact of COVID-19 on our business, results of operations, or financial condition, including the development, manufacturing, and shipment of our products; general public health, market, political, economic and business conditions, including the impact of COVID-19 on global economic conditions and consumer confidence and spending; the effects of the highly competitive market in which we operate, including competition from much larger technology companies; our ability to anticipate and satisfy consumer preferences in a timely and cost-effective manner; our ability to successfully develop, timely introduce, and achieve retail and customer acceptance of new products and services, or enhance existing products and services, including software and subscription services; our ability to accurately forecast consumer demand and adequately manage our inventory; our ability to ship products on the timelines we anticipate and avoid unexpected delays; our ability to detect, prevent or fix quality issues in our products and services; our ability to attract and retain employees; our reliance on third-party suppliers, contract manufacturers, and logistics providers and our limited control over such parties; delays in procuring components and products from third parties or their suppliers; the ability of third parties to manufacture and ship quality products in a timely manner; seasonality of demand; the concentrated nature of our retailer and distributor base; product liability issues, security breaches, or other factors that may adversely affect product performance and overall market acceptance of our products and services; our ability to integrate acquired technologies and employees of acquired businesses into our operations, particularly in new geographies; warranty claims; the relatively new and unproven market for trackers and wearable devices; the ability of our channel partners to sell our products; litigation and related costs; the impact of privacy and data security laws; changes in tax laws; the impact of tariffs; the failure to satisfy any of the conditions to the consummation of the proposed transaction with Google, including the receipt of certain governmental and regulatory approvals; the occurrence of any event, change, or other circumstance that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against us related to the Merger Agreement or the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; the occurrence of a Company Material Adverse Effect (as defined in the Merger Agreement).
Additional risks and uncertainties are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the full year ended December 31, 2019, and our Quarterly Report Form 10-Q for the three months ended April 4, 2020, which are available on our Investor Relations website at investor.fitbit.com and on the Security Exchange Commission (SEC) website at www.sec.gov. Once filed with the SEC, additional information will be set forth in our Quarterly Report on Form 10-Q for the three months ended July 4, 2020. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on such statements.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures in this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP operating loss before income taxes, non-GAAP net income (loss), non-GAAP basic/diluted net income (loss) per share, free cash flow, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, and adjusted EBITDA. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

There are limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, specifically stock-based compensation expense, depreciation, amortization of intangible assets, interest income, net, acquisition-related costs, and the related income tax effects of the aforementioned exclusions, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

The following are explanations of the adjustments that are reflected in one or more of our non-GAAP financial measures:
•Stock-based compensation expense relates to equity awards granted primarily to our employees. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. Companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.
•Acquisition-related costs relates to bonuses in connection with the Merger, integration costs, advisory and consulting, legal, accounting, tax, other professional service fees, and SEC filing fees to the extent associated with the pending Merger or our acquisition of other companies.

•Restructuring costs primarily included severance-related costs. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.
•Amortization of intangible assets relates to our acquisitions of FitStar, Pebble, Vector and Twine Health. We exclude these amortization expenses because we do not believe they have a direct correlation to the operation of our business.
•Income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures such as stock-based compensation, amortization of intangibles, restructuring and valuation allowance in order to provide a more meaningful measure of non-GAAP net loss.
•We define free cash flow as net cash provided by (used in) operating activities less purchase of property and equipment. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in our business and strengthening the balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. Free cash flow is not prepared in accordance with U.S. GAAP, and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP.

About Fitbit, Inc. (NYSE: FIT)
Fitbit helps people lead healthier, more active lives by empowering them with data, inspiration, and guidance to reach their goals. Fitbit designs products and experiences that track and provide motivation for everyday health and fitness. Fitbit’s diverse line of innovative and popular products include Fitbit Charge 4™, Fitbit Charge 3™, Fitbit Inspire HR™, Fitbit Inspire™, and Fitbit Ace 2™ activity trackers, as well as the Fitbit Ionic™ and Fitbit Versa™ family of smartwatches, Fitbit Flyer™ wireless headphones, and Fitbit Aria™ family of connected scales. Fitbit products are carried in over 39,000 retail stores and in over 100 countries around the globe. Powered by one of the world’s largest health and fitness social networks and databases of health and fitness data, the Fitbit platform delivers personalized experiences, insights and guidance through leading software and interactive tools, including the Fitbit and Fitbit Coach apps, and Fitbit OS for smartwatches. Fitbit Health Solutions develops health and wellness solutions designed to help increase engagement, improve health outcomes, and drive a positive return for employers, health plans and health systems.

Fitbit and the Fitbit logo are trademarks or registered trademarks of Fitbit, Inc. in the United States, and other countries. Additional Fitbit trademarks can be found at www.fitbit.com/legal/trademark-list. Third-party trademarks are the property of their respective owners.

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Investor Contact:

Tom Hudson, (415) 604-4106
investor@fitbit.com

Media Contact:

Jen Ralls, (415) 722-6937
PR@fitbit.com

FITBIT, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2020	June 29, 2019	July 4, 2020	June 29, 2019

Revenue	$261,272	$313,556	$449,430	$585,446
Cost of revenue	168,230	205,342	301,466	387,779
Gross profit	93,042	108,214	147,964	197,667
Operating expenses:
Research and development	83,733	70,919	165,322	147,958
Sales and marketing	65,470	83,060	122,431	151,676
General and administrative	35,049	24,865	77,090	51,557
Total operating expenses	184,252	178,844	364,843	351,191
Operating loss	(91,210)	(70,630)	(216,879)	(153,524)
Interest income, net	13	2,622	1,306	6,088
Other income, net	2,237	461	2,233	1,734
Loss before income taxes	(88,960)	(67,547)	(213,340)	(145,702)
Income tax expense (benefit)	15,137	971	(129,537)	2,281
Net loss	$(104,097)	$(68,518)	$(83,803)	$(147,983)
Net loss per share:
Basic	$(0.39)	$(0.27)	$(0.31)	$(0.58)
Diluted	$(0.39)	$(0.27)	$(0.31)	$(0.58)
Shares used to compute net loss per share:
Basic	267,872	256,160	266,742	254,659
Diluted	267,872	256,160	266,742	254,659

FITBIT, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 4, 2020	December 31, 2019

Assets
Current assets:
Cash and cash equivalents	$343,476	$334,479
Marketable securities	104,755	184,023
Accounts receivable, net	215,394	435,269
Inventories	65,371	136,752
Income tax receivable	26,753	573
Prepaid expenses and other current assets	31,829	28,656
Total current assets	787,578	1,119,752
Property and equipment, net	78,552	82,756
Operating lease right-of use-assets	65,579	70,225
Goodwill	64,812	64,812
Intangible assets, net	9,668	16,746
Deferred tax assets	26,017	4,111
Other assets	10,269	9,684
Total assets	$1,042,475	$1,368,086
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$79,726	$194,626
Accrued liabilities	358,288	513,530
Operating lease liabilities	21,687	23,511
Deferred revenue	32,589	32,307
Income taxes payable	1,448	636
Total current liabilities	493,738	764,610
Long-term deferred revenue	4,626	8,535
Long-term operating lease liabilities	61,410	67,902
Other liabilities	52,385	39,776
Total liabilities	612,159	880,823

Stockholders’ equity:
Class A and Class B common stock	27	26
Additional paid-in capital	1,153,520	1,126,827
Accumulated other comprehensive income	350	188
Accumulated deficit	(723,581)	(639,778)
Total stockholders’ equity	430,316	487,263
Total liabilities and stockholders’ equity	$1,042,475	$1,368,086

FITBIT, INC.
Condensed Consolidated Statements of Cash Flow
(in thousands)
(unaudited)
	Three Months Ended		Six Months Ended
	July 4, 2020	June 29, 2019	July 4, 2020	June 29, 2019
Cash Flows from Operating Activities
Net loss	$(104,097)	$(68,518)	$(83,803)	$(147,983)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	(441)	16	6,045	48
Provision for excess and obsolete inventory	3,415	2,644	13,260	4,122
Depreciation	10,453	16,733	21,042	30,106
Non-cash lease expense	6,953	3,902	8,477	11,615
Accelerated depreciation of property and equipment	613	170	626	170
Amortization of intangible assets	3,049	2,061	7,078	4,121
Stock-based compensation	19,770	20,547	39,497	41,091
Deferred income taxes	(21,865)	154	(21,819)	134
Other	319	212	324	162
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(32,669)	(8,031)	213,830	155,561
Inventories	36,243	9,775	56,544	(41,183)
Prepaid expenses and other assets	22,320	1,862	(5,753)	14,416
Income taxes receivable	113,074	(449)	(26,180)	(409)
Accounts payable	(19,279)	(18,861)	(123,657)	(100,517)
Accrued liabilities and other liabilities	2,464	(28,048)	(141,269)	(97,964)
Lease liabilities	(6,144)	(8,605)	(10,900)	(13,577)
Deferred revenue	(1,427)	(1,216)	(3,627)	(3,475)
Income taxes payable	(251)	(771)	813	(514)
Net cash provided by (used in) operating activities	32,500	(76,423)	(49,472)	(144,076)
Cash Flows from Investing Activities
Purchase of property and equipment	(4,994)	(4,731)	(8,550)	(10,827)
Purchases of marketable securities	—	(108,880)	(59,735)	(220,495)
Sales of marketable securities	—	2,016	—	2,016
Maturities of marketable securities	71,174	111,120	139,365	239,429
Net cash provided by (used in) investing activities	66,180	(475)	71,080	10,123
Cash Flows from Financing Activities
Payment of financing lease liability	(1,384)	(340)	(1,384)	(937)
Proceeds from issuance of common stock	544	5,881	1,002	6,812
Taxes paid related to net share settlement of restricted stock units	(6,361)	(4,227)	(12,229)	(10,649)
Net cash provided by (used in) financing activities	(7,201)	1,314	(12,611)	(4,774)
Net increase (decrease) in cash and cash equivalents	91,479	(75,584)	8,997	(138,727)
Cash and cash equivalents at beginning of period	251,997	410,813	334,479	473,956
Cash and cash equivalents at end of period	$343,476	$335,229	$343,476	$335,229

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Six Months Ended
	July 4, 2020	June 29, 2019	July 4, 2020	June 29, 2019
Non-GAAP gross profit:
GAAP gross profit	$93,042	$108,214	$147,964	$197,667
Stock-based compensation expense	2,033	1,521	4,212	2,951
Impact of restructuring	—	—	—	190
Acquisition-related costs	1,497	—	2,262	—
Intangible assets amortization	1,548	1,853	3,940	3,707
Non-GAAP gross profit	$98,120	$111,588	$158,378	$204,515

Non-GAAP gross margin (as a percentage of revenue):
GAAP gross margin	35.6%	34.5%	32.9%	33.8%
Stock-based compensation expense	0.8	0.5	0.9	0.5
Impact of restructuring	—	—	—	—
Acquisition-related costs	0.6	—	0.5	—
Intangible assets amortization	0.6	0.6	0.9	0.6
Non-GAAP gross margin	37.6%	35.6%	35.2%	34.9%

Non-GAAP research and development:
GAAP research and development	$83,733	$70,919	$165,322	$147,958
Stock-based compensation expense	(11,442)	(11,892)	(22,561)	(23,880)
Impact of restructuring	—	—	—	(1,550)
Acquisition-related costs	(9,653)	—	(15,364)	—
Non-GAAP research and development	$62,638	$59,027	$127,397	$122,528

Non-GAAP sales and marketing expense:
GAAP sales and marketing	$65,470	$83,060	$122,431	$151,676
Stock-based compensation expense	(2,899)	(3,175)	(5,674)	(6,313)
Impact of restructuring	—	—	—	(589)
Acquisition-related costs	(1,836)	—	(4,240)	—
Intangible assets amortization	(1,354)	(136)	(2,797)	(271)
Non-GAAP sales and marketing	$59,381	$79,749	$109,720	$144,503

Non-GAAP general and administrative expense:
GAAP general and administrative	$35,049	$24,865	$77,090	$51,557
Stock-based compensation expense	(3,396)	(3,959)	(7,050)	(7,947)
Impact of restructuring	—	—	—	(129)
Acquisition-related costs	(10,934)	—	(17,826)	—
Intangible assets amortization	(147)	(72)	(341)	(143)
Non-GAAP general and administrative	$20,572	$20,834	$51,873	$43,338

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Six Months Ended
	July 4, 2020	June 29, 2019	July 4, 2020	June 29, 2019
Non-GAAP operating expenses:
GAAP operating expenses	$184,252	$178,844	$364,843	$351,191
Stock-based compensation expense	(17,737)	(19,026)	(35,285)	(38,140)
Impact of restructuring	—	—	—	(2,268)
Acquisition-related costs	(22,423)	—	(37,430)	—
Intangible assets amortization	(1,501)	(208)	(3,138)	(414)
Non-GAAP operating expenses	$142,591	$159,610	$288,990	$310,369

Non-GAAP operating loss and loss before income taxes:
GAAP operating loss	$(91,210)	$(70,630)	$(216,879)	$(153,524)
Stock-based compensation expense	19,770	20,547	39,497	41,091
Impact of restructuring	—	—	—	2,458
Acquisition-related costs	23,920	—	39,692	—
Intangible assets amortization	3,049	2,061	7,078	4,121
Non-GAAP operating loss	(44,471)	(48,022)	(130,612)	(105,854)
Interest income, net	13	2,622	1,306	6,088
Other income, net	2,237	461	2,233	1,734
Non-GAAP loss before income taxes	$(42,221)	$(44,939)	$(127,073)	$(98,032)

Non-GAAP net loss and net loss per share:
Net loss	$(104,097)	$(68,518)	$(83,803)	$(147,983)
Stock-based compensation expense	19,770	20,547	39,497	41,091
Impact of restructuring	—	—	—	2,458
Acquisition-related costs	23,920	—	39,692	—
Intangible assets amortization	3,049	2,061	7,078	4,121
Income tax effect of non-GAAP adjustments	25,832	10,139	(98,582)	26,474
Non-GAAP net loss	$(31,526)	$(35,771)	$(96,118)	$(73,839)

GAAP diluted shares	267,872	256,160	266,742	254,659
Other dilutive equity awards	—	—	—	—
Non-GAAP diluted shares	267,872	256,160	266,742	254,659
Non-GAAP diluted net loss per share	$(0.12)	$(0.14)	$(0.36)	$(0.29)

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Six Months Ended
	July 4, 2020	June 29, 2019	July 4, 2020	June 29, 2019
Free cash flow:
Net cash provided by (used in) operating activities	$32,500	$(76,423)	$(49,472)	$(144,076)
Purchases of property and equipment	(4,994)	(4,731)	(8,550)	(10,827)
Free cash flow	$27,506	$(81,154)	$(58,022)	$(154,903)
Net cash provided by (used in) by investing activities	$66,180	$(475)	$71,080	$10,123
Net cash provided by (used in) financing activities	$(7,201)	$1,314	$(12,611)	$(4,774)

Adjusted EBITDA:
Net loss	$(104,097)	$(68,518)	$(83,803)	$(147,983)
Stock-based compensation expense	19,770	20,547	39,497	41,091
Impact of restructuring	—	—	—	2,458
Acquisition-related costs	23,920	—	39,692	—
Depreciation and intangible assets amortization	13,502	18,792	28,120	34,225
Interest expense, net	(13)	(2,622)	(1,306)	(6,088)
Income tax benefit (expense)	15,137	971	(129,537)	2,281
Adjusted EBITDA	$(31,781)	$(30,830)	$(107,337)	$(74,016)

Stock-based compensation expense:
Cost of revenue	$2,033	$1,521	$4,212	$2,951
Research and development	11,442	11,892	22,561	23,880
Sales and marketing	2,899	3,175	5,674	6,313
General and administrative	3,396	3,959	7,050	7,947
Total stock-based compensation expense	$19,770	$20,547	$39,497	$41,091

FITBIT, INC.
Revenue by Geographic Region
(in thousands)
(unaudited)
	Three Months Ended		Six Months Ended
	July 4, 2020	June 29, 2019	July 4, 2020	June 29, 2019
United States	$164,729	$180,862	$266,768	$315,953
Americas, excluding United States	10,455	19,178	21,198	34,505
Europe, Middle East, and Africa	72,375	87,563	129,381	174,661
Asia Pacific	13,713	25,953	32,083	60,327
Total	$261,272	$313,556	$449,430	$585,446